UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Real Goods Solar, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 10, 2014, Real Goods Solar, Inc. (the “Company”) filed a Definitive Proxy Statement on Schedule 14A and a Notice of Internet Availability of Proxy Materials with the Securities and Exchange Commission. The Company is hereby making this filing to provide an update to information related to the 2014 Annual Meeting of Shareholders.

On October 20, 2014, the Company retained the services of MacKenzie Partners, Inc. (“MacKenzie Partners”), a professional solicitation firm, as proxy solicitor for the Company’s 2014 Annual Meeting of Shareholders. The Company expects to pay MacKenzie Partners approximately $13,500 for the services it will perform as proxy solicitor in connection with the 2014 Annual Meeting of Shareholders. Further, the Company will reimburse MacKenzie Partners for its reasonable out-of-pocket expenses in connection therewith. The Company has also agreed to indemnify MacKenzie Partners against certain liabilities relating to or arising out of the engagement.

The Company plans to send the attached form of letter to certain of its shareholders who have not yet submitted proxies for the 2014 Annual Meeting of Shareholders.

Dear Real Goods Solar, Inc. Shareholder:

The 2014 annual meeting of shareholders of Real Goods Solar, Inc. is scheduled to be held on October 30, 2014. According to our records, we have not yet received your vote for this important shareholder meeting. On behalf of the board of directors and management team, we have enclosed another copy of your voting instruction form.

Our board of directors recommends a vote “FOR” the election of each of the nominees for directors of our company; “FOR” the exercisability of warrants issued as a part of a private placement of units completed June 3, 2013; and “FOR” ratification of the appointment of EKS&H LLLP to audit our consolidated financial statements for the 2014 fiscal year.

Your vote is very important. Whether or not you expect to attend the annual meeting, we urge you to vote your shares today.

Since time is running short and to ensure your vote is received in time, please refer to the instructions on the enclosed voting instruction form to vote your shares by Internet or by telephone. You may also complete, sign, date and promptly return the voting instruction form in the enclosed envelope.

Sincerely,

Dennis Lacey

Chief Executive Officer

Real Goods Solar, Inc.